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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2000

MUSICLAND STORES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11014 (Commission File Number)	41-1623376 (I.R.S. Employer Identification No.)
10400 Yellow Circle Drive, Minnetonka, Minnesota (Address of principal executive offices)		55343 (Zip Code)
(952) 931-8000 (Registrant's telephone number, including area code)

Item 5.  Other Events.

    On December 6, 2000, Musicland Stores Corporation (the "Musicland") entered into an Agreement and Plan of Merger, dated as of December 6, 2000 (the "Agreement") with Best Buy Co., Inc., a Minnesota corporation ("Best Buy"), and EN Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Best Buy ("Purchaser"). Pursuant to the Agreement, Purchaser will commence a cash tender (the "Offer") to purchase all of the issued and outstanding shares (the "Shares") of common stock, $.01 par value per share, of Musicland (the "Company Common Stock"), for $12.55 per share (the "Offer Price"), net to the seller in cash, without interest, subject to the terms and conditions of the Agreement.

    Completion of the Offer is subject to the satisfaction of certain conditions which include, without limitation, the following: (1) there shall have been validly tendered and not withdrawn a number of Shares which represents at least 67% of the total voting power of the outstanding Shares on a fully diluted basis and (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    A copy of the Agreement is attached as Exhibit 2.1. The foregoing description of the Agreement is qualified in its entirety by reference to the specific terms and conditions of the Agreement, which are incorporated by reference to Exhibit 2.1 filed herewith.

    Concurrently with the execution of the Agreement, Registrant entered into a Stock Option Agreement dated as of December 6, 2000 (the "Stock Option Agreement") with Best Buy and Purchaser. Pursuant to the Stock Option Agreement, Musicland granted to Purchaser an irrevocable option (the "Top-Up Stock Option") to purchase that number of Shares (the "Top-Up Option Shares") equal to the number of Shares that, when added to the number of Shares owned by Best Buy, Purchaser and their subsidiaries immediately following consummation of the Offer, will constitute 90% of the Shares then outstanding (assuming issuance of the Top-Up Option Shares) at a purchase price per Top-Up Option Share equal to the Offer Price. The exercise of the Top-Up Stock Option is subject to the terms and conditions set forth in the Stock Option Agreement, including, among other things, that the Top-Up Stock Option will not be exercisable to the extent that the number of Shares that would otherwise be issued thereunder exceeds the number of authorized Shares available for issuance. A copy of the Stock Option Agreement is attached as Exhibit 2.2.

    Certain stockholders of Musicland, which collectively held approximately 34% of the Shares outstanding as of December 5, 2000, have entered into Shareholder Support Agreements with Best Buy and Purchaser. A copy of each Shareholder Support Agreement is attached as Exhibits 2.3 through 2.12.

Item 7.  Exhibits

  (c)
  Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 6, 2000, by and among Best Buy Co., Inc., EN Acquisition Corp. and the Registrant.
2.2	Stock Option Agreement, dated as of December 6, 2000, by and among Best Buy Co., Inc., EN Acquisition Corp. and the Registrant.
2.3	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Jack W. Eugster.
2.4	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Keith A. Benson.

2.5	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Kenneth F. Gorman.
2.6	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and William A. Hodder.
2.7	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Josiah O. Low, III.
2.8	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Terry T. Saario.
2.9	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Alfred Teo and Annie Teo.
2.10	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and M.A.A.A. Trust FBO Mark, Andrew, Alan, and Alfred Teo, Jr.
2.11	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Tom F. Weyl.
2.12	Shareholder Support Agreement, dated as of December 6, 2000, by and between Best Buy Co., Inc., EN Acquisition Corp. and Michael W. Wright.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Date: December 8, 2000	MUSICLAND STORES CORPORATION
	By:	/s/ JACK W. EUGSTER Jack W. Eugster Its: Chairman, Chief Executive Officer and President

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